Exhibit (g)(ii)(3)

SCHEDULE OF SERIES PORTFOLIOS OF THE SELECT SECTOR SPDR® TRUST

Dated: November 21, 2016

Fund
The Consumer Discretionary Select Sector SPDR® Fund
The Consumer Staples Select Sector SPDR® Fund
The Energy Select Sector SPDR® Fund
The Financial Select Sector SPDR® Fund
The Health Care Select Sector SPDR® Fund
The Industrial Select Sector SPDR® Fund
The Materials Select Sector SPDR® Fund
The Real Estate Select Sector SPDR® Fund
The Technology Select Sector SPDR® Fund
The Utilities Select Sector SPDR® Fund